Blue Calypso, Inc.
19111 North Dallas Pkwy Suite 200
Dallas, TX 75287

November 4, 2011

CEOcast, Inc.
317 Madison Avenue, Suite 1621
New York, NY 10017
Attention: Administrator

Re: Termination of Consultant Agreement

Ladies and Gentlemen:

Reference is made to that certain Consultant Agreement, dated September 1, 2011, between Blue Calypso, Inc., (the “Company”), and CEOcast, Inc. (“CEOcast”), a copy of which is attached hereto as Exhibit A (the “Consultant Agreement”).  The Company and CEOcast hereby terminate the Consultant Agreement, effective as of the date hereof.  Without limiting the generality or effect of the immediately preceding sentence, from and after the execution and delivery of this Letter Agreement, the parties hereto shall have no further rights or obligations of any kind under the Consultant Agreement.  Furthermore, the Company and CEOcast do hereby release and forever discharge each other and their respective officers, directors, shareholders, affiliates, agents and employees, collectively and individually, of, from and for any and all claims, proofs of claim, demands, contracts, obligations, liabilities, suits, actions and causes of action, at law or at equity, known or unknown, liquidated or unliquidated, asserted or unasserted, based on or arising out of the Consultant Agreement.  All terms, conditions, rights and obligations under the Consultant Agreement shall be rendered null and void ab initio.

This Letter Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

[Signature Page Follows]

Very truly yours, BLUE CALYPSO, INC.

By:
Name:
Title:

Acknowledged and Agreed
as of this ___ day of November, 2011

CEOCAST, INC.

By:_______________________________
     Name:
     Title:

EXHIBIT A

SEPTEMBER 1, 2011 CONSULTANT AGREEMENT

[Attached]